UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2024

Huntsman Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32427	42-1648585
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10003 Woodloch Forest Drive The Woodlands, Texas (Address of principal executive offices)	77380 (Zip Code)

Huntsman International LLC

(Exact name of registrant as specified in its charter)

Delaware	333-85141	87-0630358
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10003 Woodloch Forest Drive The Woodlands, Texas (Address of principal executive offices)	77380 (Zip Code)

(Registrant’s telephone number, including area code)

(281) 719-6000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol	Name of each exchange on which registered
Huntsman Corporation	Common Stock, par value $0.01 per share	HUN	New York Stock Exchange
Huntsman International LLC	NONE	NONE	NONE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 24, 2024, Huntsman Corporation’s wholly-owned subsidiary, Huntsman International LLC (the “Issuer”), issued $350,000,000 in aggregate principal amount of its 5.700% Senior Notes due 2034 (the “Notes”), pursuant to the Indenture, dated as of September 26, 2024 (the “Base Indenture”), by and between the Issuer and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of September 26, 2024, by and between the Issuer and the Trustee (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). The Notes were sold pursuant to the Underwriting Agreement (as defined below).

The Notes are general unsecured senior obligations of the Issuer. Interest on the Notes will accrue from September 26, 2024 and will be payable on April 15 and October 15 of each year, beginning April 15, 2025, at a rate of 5.700% per year. The Notes will mature on October 15, 2034.

The Indenture imposes certain limitations on the ability of the Issuer and its subsidiaries to, among other things, incur additional indebtedness secured by any principal properties, enter into sale and leaseback transactions with respect to any principal properties and consolidate or merge with or into any other person or lease, sell or transfer all or substantially all of its properties and assets.

The Issuer may, at its option, redeem some or all of the Notes at the applicable make-whole price set forth in the Notes (which shall be calculated with the applicable U.S. treasury rate plus 30 basis points), plus accrued and unpaid interest to, but not including, the date of redemption. In addition, at any time on or after July 15, 2034 (three months prior to the maturity date of the Notes), the Company may redeem some or all of the Notes at par, plus accrued and unpaid interest to, but not including, the date of redemption.

Upon the occurrence of certain change of control repurchase events, holders of the Notes will have the right to require that the Issuer purchase all or a portion of such holder’s Notes in cash at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest to, but not including, the date of repurchase.

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Base Indenture, which is filed as Exhibit 4.1 hereto, and the Supplemental Indenture, which is filed as Exhibit 4.2 hereto, each of which is incorporated herein by reference.

Item 8.01. Other Events.

On September 24, 2024, the Issuer entered into an underwriting agreement (the “Underwriting Agreement”) with BofA Securities, Inc., Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters named in Schedule A thereto, with respect to the issuance and sale of the Notes. The Underwriting Agreement contains representations, warranties and covenants of the parties thereto, conditions to closing, indemnification obligations of the parties thereto and termination and other customary provisions.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement, dated as of September 24, 2024, among Huntsman International LLC and BofA Securities, Inc., Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters named in Schedule A thereto.
4.1	Indenture, dated as of September 26, 2024, by and between Huntsman International LLC and U.S. Bank Trust Company, National Association, as trustee.
4.2	First Supplemental Indenture, dated as of September 24, 2024, by and between Huntsman International LLC and U.S. Bank Trust Company, National Association, as trustee.
4.3	Form of 5.700% Senior Notes due 2034 (included as Exhibit A to Exhibit 4.2).
5.1	Opinion of Kirkland & Ellis LLP.
23.1	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTSMAN CORPORATION HUNTSMAN INTERNATIONAL LLC

	BY:	/s/ Claire Mei
Claire Mei
Vice President and Treasurer

Date: September 26, 2024